JOINT FILING UNDERTAKING
     The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.
     The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group, or have agreed to act as a group.
Dated: November 3, 2009

GENNX360 GVI HOLDING, INC.
By:	/s/ Matthew Guenther
	Name:	Matthew Guenther
	Title:	Vice President

GENNX360 GVI ACQUISITION CORP.
By:	/s/ Matthew Guenther
	Name:	Matthew Guenther
	Title:	Vice President

GENNX360 CAPITAL PARTNERS, L.P. By: GenNx360 GP, LLC Its: General Partner
By:	/s/ Lloyd G. Trotter
	Name:	Lloyd G. Trotter
	Title:	Managing Member

GENNX360 GP, LLC
By:	/s/ Lloyd G. Trotter
	Name:	Lloyd G. Trotter
	Title:	Managing Member

GENNX360 MANAGEMENT COMPANY, LLC
By:	/s/ Lloyd G. Trotter
	Name:	Lloyd G. Trotter
	Title:	Managing Member

/s/ Ronal E. Blaylock
Ronald E. Blaylock

/s/ Arthur H. Harper
Arthur H. Harper

/s/ Lloyd G. Trotter
Lloyd G. Trotter